UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VARONIS SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VARONIS SYSTEMS, INC.
1250 Broadway, 29th Floor
New York, NY 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 3, 2016

Dear Varonis Systems, Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Varonis Systems, Inc., a Delaware corporation (the “Company”, “Varonis”, “we,” “us” or “our”). The meeting will be held on May 3, 2016 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 for the following purposes:

1.	To elect the three nominees for director named herein to the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 4, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, May 3, 2016 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors

/s/ Yakov Faitelson

Yakov Faitelson

Chief Executive Officer, President

and Chairman of the Board

New York, NY
March 24, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the internet or, if you receive a proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VARONIS SYSTEMS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

Page

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17
EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION	18
DIRECTOR COMPENSATION	22
EQUITY COMPENSATION PLAN INFORMATION	23
TRANSACTIONS WITH RELATED PERSONS	24
HOUSEHOLDING OF PROXY MATERIALS	24
OTHER MATTERS	25

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VARONIS SYSTEMS, INC.
1250 Broadway, 29th Floor
New York, NY 10001

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 3, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

When and where will the 2016 Annual Meeting be held?

The meeting will be held on May 3, 2016 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 4, 2016 will be entitled to vote at the meeting. On this record date, there were 26,143,247 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If on March 4, 2016 your shares were registered directly in your name with Varonis Systems, Inc.’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 4, 2016 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three directors, each for a term of three years; and

•	Proposal 2: Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), by the Audit Committee of the Board of Directors of the Company (the “Board”) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

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How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of E&Y as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 2, 2016 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 2, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Varonis. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about March 24, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Varonis Systems, Inc.’s General Counsel.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome	Not applicable	No – brokers without voting instructions will not be able to vote on this proposal

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Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed
Proposal No. 2: Ratification of the appointment of E&Y	Majority of the votes cast	No effect – not considered votes cast on this proposal	Yes – brokers without voting instructions will have discretionary voting authority to vote

What is the quorum requirement?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock having a majority of the voting power of all shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, the Board is divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three year terms. At each Annual Meeting of Stockholders, one class of directors is elected for a three-year term to succeed the same class whose term is then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting of Stockholders to be held during the year 2016 for the Class II directors, 2017 for the Class III directors and 2019 for the Class I directors.

The Board presently has eight members. The term of the three Class II directors expires at the 2016 Annual Meeting. If elected at the Annual Meeting, each of the director nominees would serve until the 2019 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The following table sets forth information with respect to our directors, as of March 1, 2016:

Name	Age	Position
Class I Directors
Rona Segev-Gal	46	Director
Ofer Segev	56	Director
Class II Directors
Kevin Comolli	56	Director
John J. Gavin, Jr.	60	Director
Fred Van Den Bosch	69	Director
Class III Directors
Yakov Faitelson	40	Chief Executive Officer, President, Co-founder and Chairman of the Board
Ohad Korkus	37	Chief Technology Officer, Co-founder and Director
Thomas F. Mendoza*	65	Director

____________

*	Elected a Class III Director by the Board effective as of June 1, 2015.

Each of the nominees listed below was recommended for election by the full Board. Each of the nominees is currently our director and was elected to the Board prior to our initial public offering. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Varonis. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting:

DIRECTOR NOMINEES

Kevin Comolli has served as a director since December 2004. Mr. Comolli is a partner at Accel Partners, a global venture capital and growth equity firm. Mr. Comolli also serves as a director of Alfresco Software Inc. and several private companies.

Our Board believes that Mr. Comolli possesses specific attributes that qualify him to serve as a director, including his long history at Varonis, his experience in the software and technology industry as an investment professional and member of the board of other companies in the industry.

John J. Gavin, Jr. has served as a director since January 2013. Mr. Gavin is an industry veteran with more than 30 years of financial and operational management experience. He most recently served as the Executive Vice President and CFO for leading data center automation software provider BladeLogic. Prior to joining BladeLogic, Mr. Gavin served as the CFO for several companies, including Data General Corporation, Cambridge Technology Partners (CTP) and NaviSite, Inc. Mr. Gavin also serves as a director of Broadsoft, Inc., Cimpress N.V. and Qlik Technologies Inc.

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Our Board believes that Mr. Gavin possesses specific attributes that qualify him to serve as a director, including his experience as a chief financial officer of multiple companies and member of the board and audit committees of other publicly-traded companies in the software and technology industry.

Fred Van Den Bosch has served as a director since January 2013. Mr. Van Den Bosch is the CEO of Librato, Inc. Previously he served as CEO of PANTA Systems, Inc., as Executive Vice President Engineering, CTO and Director at VERITAS Software, Inc, and in various engineering and management positions at the Computer Systems Division of Philips Electronics. Mr. Van Den Bosch also serves as a director of SmarTap A.Y Ltd., as an advisor to OSNexus, Inc., Robin Systems, Inc. and Codota Dot Com Ltd, and as a Special Partner at Atlantic Capital Partners.

Our Board believes that Mr. Van Den Bosch possesses specific attributes that qualify him to serve as a director, including his many years of operational experience from holding various executive positions at technology companies and his deep understanding of the software and technology industry.

CONTINUING DIRECTORS

Yakov Faitelson is our co-founder and has served as our President and Chief Executive Officer and the Chairman of the Board since 2004. Prior to Varonis, Mr. Faitelson held leadership positions in the global professional services and systems integration divisions of NetVision, Inc. and NetApp Inc. Mr. Faitelson also serves as a director of E8 Storage and Jivry, Inc.

Ohad Korkus is our co-founder and has served as a director on the Board and as our Chief Technology Officer since 2007. Prior to Varonis, Mr. Korkus was responsible for architecture, design and development of solutions in NetVision, Inc. and NetApp Inc.

Thomas F. Mendoza has served as a director since June 2015. Mr. Mendoza is vice chairman of NetApp, Inc., a storage and data management solutions provider, since March 2008. From October 2000 to March 2008, Mr. Mendoza served as president of NetApp, Inc. Prior to March 2000, he served in various capacities at NetApp, Inc., including senior vice president, worldwide sales and marketing, senior vice president, worldwide sales and vice president, North American sales. Mr. Mendoza has been a director of ServiceSource International, Inc. since March 2011 and has also served as a director of many other technology companies.

Ofer Segev has served as a director since February 2015. Mr. Segev has over 25 years of management experience in the high-tech and services sectors. Most recently, Mr. Segev served as the Vice President of Finance and Chief Financial Officer of AudioCodes Limited, a communications company traded on The Nasdaq Global Select Market, from November 2014 through April 2015. Prior to that, Mr. Segev served as the Chief Executive Officer and as a director of Ness Technologies Srl from 2012 to 2013. Previous to this position, he was the Chief Financial Officer of Ness from 2007 to 2012.

Rona Segev-Gal has served as a director since December 2004. Ms. Segev-Gal is a partner at TLV Partners, an early stage venture capital fund, since 2015. From 2005 to 2015, Ms. Segev-Gal was a general partner at Pitango Venture Capital. Prior to Pitango, Ms. Segev-Gal served as a partner at Evergreen Venture Partners and as Vice President of Business Development at BRM Technologies Ltd. Ms. Segev-Gal also serves as a director of several private companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF THE ELECTION OF EACH NAMED NOMINEE AS A CLASS II DIRECTOR
FOR A THREE YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

On February 10, 2016, the Board reviewed its composition, the composition of its committees and the independence of each director. The determination of independence of members of the Board was based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships. In making this determination, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board has determined that Mr. Comolli, Mr. Gavin, Mr. Mendoza, Mr. Segev, Ms. Segev-Gal and Mr. Van Den Bosch, representing six of our eight directors, are “independent” as that term is defined under the rules of The Nasdaq Global Select Market for purposes of serving on the Board.

Board Leadership Structure

The Chairman, President and CEO positions are held by Yakov Faitelson. Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and our stockholders are best served. Our Board has determined that its current leadership structure is appropriate as our Chairman, President and CEO has extensive knowledge of all aspects of the Company, our business and risks, and our customers. Our Board has no Lead Independent Director; however, the Board may choose to elect one.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets periodically with senior management responsible for our risk management, and the applicable Board committees meet periodically with the employees responsible for risk management in the committees’ respective areas of oversight. The Board as a whole and the various standing committees receive periodic reports from the head of our legal and operations groups, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board

The Board met four times and took action by unanimous written consent three times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member. All but one of our Board members attended the 2015 Annual Meeting.

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Information Regarding Committees of the Board

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2015 for each of the Board committees:

Name	Audit(1)	Compensation	Nominating and Corporate Governance(1)
Yakov Faitelson
Ohad Korkus
Kevin Comolli		X	X
John J. Gavin, Jr.	X		X
Ofer Segev	X
Rona Segev-Gal		X	X
Fred Van Den Bosch	X
Total meetings in fiscal 2015:	4	4	-(2)

________________

(1) Effective February 26, 2015

(2) The Nominating and Corporate Governance Committee took action by unanimous written consent one time during fiscal 2015.

Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists the Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviewing the qualifications and independence of the independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting;

•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and

•	reviewing and approving in advance any proposed related person transactions.

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We believe that the functioning of our Audit Committee complies with the applicable requirements of The Nasdaq Global Select Market and SEC rules and regulations.

The members of our Audit Committee are Mr. Gavin, Mr. Segev and Mr. Van Den Bosch. Mr. Gavin is the chairman of our Audit Committee. The Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002.

The Board has considered the independence and other characteristics of each member of our Audit Committee. Audit committee members must satisfy The Nasdaq Global Select Market independence requirements and additional independence criteria set forth under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, an Audit Committee member may not, other than in his capacity as a member of the board, accept consulting, advisory or other fees from us or be an affiliated person of us. The Board has determined that each of Mr. Gavin, Mr. Segev and Mr. Van Den Bosch of our Audit Committee qualifies as an independent director pursuant to Nasdaq rules and Rule 10A-3.

The Audit Committee operates under a written charter approved by the Board, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

•	reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;

•	reviewing and recommending compensation and corporate goals and objectives relevant to compensation of our Chief Executive Officer;

•	reviewing and approving compensation and corporate goals and objectives relevant to compensation for executive officers other than our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer and other executive officers in light of established goals and objectives; and

•	administering our equity compensations plans for our employees and directors.

We believe that the functioning of our Compensation Committee complies with the applicable requirements of The Nasdaq Global Select Market and SEC rules and regulations.

The members of our Compensation Committee are Mr. Comolli and Ms. Segev-Gal. Mr. Comolli is the chairman of our Compensation Committee. The Board has considered the independence and other characteristics of each member of our Compensation Committee. Compensation Committee members must satisfy The Nasdaq Global Select Market independence requirements and additional independence criteria set forth under Rule 10C-1 of the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, the Board must consider whether the director has accepted, other than in his or her capacity as a member of the board, consulting, advisory or other fees from us or whether he or she is an affiliated person of us. Each of the members of our Compensation Committee qualifies as an independent director pursuant to Nasdaq rules and Rule 10C-1 as well as Section 162(m) of the Code.

The Compensation Committee operates under a written charter approved by the Board, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending corporate governance policies and nominees for election to the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of the Board and its committees and changes to our certificate of incorporation and bylaws and stockholder communications;

•	assessing the performance of board members and making recommendations regarding committee and chair assignments and composition and the size of the Board and its committees;

•	recommending desired qualifications for board and committee membership and conducting searches for potential members of the Board by independently searching for, identifying, recruiting and, if appropriate, interviewing candidates, as well as reviewing their qualifications, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

•	reviewing succession planning for our executive officers and evaluating potential successors; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

We believe that the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of The Nasdaq Global Select Market.

The members of our Nominating and Corporate Governance Committee are Mr. Comolli, Mr. Gavin and Ms. Segev-Gal. Mr. Comolli is the chairman of our Nominating and Corporate Governance Committee. The Board has determined that each of Mr. Comolli, Mr. Gavin and Ms. Segev-Gal are independent within the meaning of the independent director guidelines of The NASDAQ Global Select Market.

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The Code of Business Conduct and Ethics is available on our website at http://ir.varonis.com/corporate-governance.cfm. Any amendment to the code, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

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Corporate Governance Guidelines

On February 26, 2015, the Board adopted corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The corporate governance guidelines are available on our website at http://ir.varonis.com/corporate-governance.cfm.

Other Policies

Insider Trading Policy. Our insider trading policy prohibits our employees and directors from engaging in short sales of Company securities, in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging, inherently speculative transaction or similar transaction designed to decrease the risks associated with holding Company securities. In addition, our directors and executive officers and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

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proposal no. 2

ratification of selection of independent registered public accounting firm

The Audit Committee of the Board has selected E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. E&Y has audited our financial statements since the fiscal year ended December 31, 2007. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014 by E&Y, our principal accountant.

	Fiscal Year Ended
	2015	2014
	(in thousands)
Audit Fees (1)	$380	$365
Audit-Related Fees (2)	-	105
Tax Fees (3)	40	25
All Other Fees	-	-
Total Fees	$420	$495

_______________

(1)	Audit fees relate to professional services rendered for the audits of our annual consolidated financial statements and the reviews of our quarterly consolidated financial statements.

(2)	Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations regarding financial accounting and reporting standards. The audit-related fees in 2014 are principally related to our initial public offering.

(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies And Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

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Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a description of services expected to be rendered during that year to the Audit Committee for approval.

The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN
FAVOR OF RATIFICATION OF THE APPOINTMENT OF E&Y AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Global Select Market and rules of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Audit Committee consists of three members: Mr. Gavin, Mr. Segev and Mr. Van Den Bosch. Mr. Gavin is the chairman of our Audit Committee. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. E&Y is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify our financial statements or guarantee the audits or reports of E&Y. These are the fundamental responsibilities of management and E&Y. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;

•	discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Based on the Audit Committee’s review and discussions with management and E&Y, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the board of directors:

John J. Gavin, Jr. (Chair)
Ofer Segev

Fred Van Den Bosch

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 4, 2016, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 26,143,247 shares of our common stock outstanding as of March 4, 2016. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 4, 2016 is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Varonis Systems, Inc., 1250 Broadway, 29th Floor, New York, NY 10001.

Name of Beneficial Owner	Number of Shares	% of Total Voting Power
Named Executive Officers and Directors:
Yakov Faitelson (1)	1,644,368	6.2%
Ohad Korkus (2)	1,280,127	4.9%
Gili Iohan (3)	182,175	*
James O’Boyle (4)	272,479	1.0%
Eric Mann	-	-
Kevin Comolli (5)	4,885,437	18.7%
John J. Gavin, Jr. (6)	58,059	*
Thomas F. Mendoza (7)	7,907	*
Ofer Segev (8)	6,868	*
Rona Segev-Gal (9)	10,059	*
Fred Van Den Bosch (10)	35,059	*
All executive officers and directors as a group (11 persons):	8,382,538	31.4%
Other 5% Stockholders:
Accel Europe Funds(11)	4,875,378	18.6%
Pitango Venture Capital Funds (12)	3,730,887	14.3%
Evergreen IV, LP(13)	3,486,212	13.3%
Cadian Capital Management, LP (14)	2,198,547	8.4%
FMR LLC (15)	1,656,329	6.3%

__________________

* Represents beneficial ownership of less than one percent (1%).

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(1)	Consists of (i) 1,192,927 shares held of record by Mr. Faitelson; (ii) 100,000 shares held of record by the Faitelson Family 2014 Trust; and (iii) 351,441 shares subject to stock options exercisable within 60 days of March 4, 2016.

(2)	Consists of (i) 1,253,108 shares held of record by Mr. Korkus; and (ii) 27,019 shares subject to stock options exercisable within 60 days of March 4, 2016.

(3)	Consists of (i) 36,340 shares held of record by Ms. Iohan; and (ii) 145,835 shares subject to stock options exercisable within 60 days of March 4, 2016.

(4)	Consists of (i) 182,102 shares held of record by Mr. O’Boyle; (ii) 71,000 shares held of record by the Jim O’Boyle 2014 Trust Family; and (iii) 19,377 shares subject to stock options exercisable within 60 days of March 4, 2016.

(5)	Consists of (i) 4,761,295 shares held of record by Accel Europe L.P.; (ii) 114,083 shares held of record by Accel Europe Investors 2004 L.P.; (iii) 8,560 shares held of record by Mr. Comolli; and (iv) 1,499 shares subject to restricted stock units exercisable within 60 days of March 4, 2016.

(6)	Consists of (i) 23,560 shares held of record by Mr. Gavin; (ii) 33,000 shares subject to stock options exercisable within 60 days of March 4, 2016; and (iii) 1,499 shares subject to restricted stock units exercisable within 60 days of March 4, 2016.

(7)	Consists of (i) 6,469 shares held of record by Mr. Mendoza; and (ii) 1,438 shares subject to restricted stock units exercisable within 60 days of March 4, 2016.

(8)	Consists of (i) 5,724 shares held of record by Mr. Segev; and (ii) 1,144 shares subject to restricted stock units exercisable within 60 days of March 4, 2016.

(9)	Consists of (i) 8,560 shares held of record by Ms. Segev-Gal; and (ii) 1,499 shares subject to restricted stock units exercisable within 60 days of March 4, 2016.

(10)	Consists of (i) 23,560 shares held of record by Mr. Van Den Bosch; (ii) 10,000 shares subject to stock options exercisable within 60 days of March 4, 2016; and (iii) 1,499 shares subject to restricted stock units exercisable within 60 days of March 4, 2016.

(11)	Based solely on a Schedule 13G filed on February 17, 2015. Consists of (i) 4,761,295 shares held of record by Accel Europe L.P.; and (ii) 114,083 shares held of record by Accel Europe Investors 2004 L.P. The address of Accel Europe L.P. and Accel Europe Investors 2004 L.P. is 428 University Avenue, Palo Alto, CA 94301.

(12)	Based solely on an amendment to a Schedule 13G filed on February 9, 2016. Consists of (i) 3,194,834 shares held of record by Pitango Venture Capital Fund IV L.P.; and (ii) 68,991 shares held of record by Pitango Venture Capital Principals Fund IV L.P. The address of Pitango Venture Capital Fund IV L.P. and Pitango Venture Capital Principals Fund IV L.P. is 11 HaMenofim St., Herzliya, Israel.

(13)	Based solely on a Form 4 filed on March 4, 2016. Consists of 3,486,212 shares held of record by Evergreen IV, LP, the general partner of which is Evergreen IV GP, L.P., the general partner of which is Evergreen Management Ltd. Evergreen IV GP, L.P. and Evergreen Management Ltd. may be deemed to share voting and dispositive power of the shares held by Evergreen IV, LP. The address of Evergreen IV, LP is 25 Habarzel St., Tel-Aviv, Israel.

(14)	Based solely on a Schedule 13G filed on February 12, 2016. According to this filing, Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch have shared voting power and shared dispositive power as to all of the 2,198,547 shares reported as beneficially owned. The shares are directly held by companies advised by Cadian Capital Management, LP, on which Cadian Capital Management, LP exercises exclusive voting and investment power pursuant to investment management agreements with its advisory clients. None of these advisory clients, other than Cadian Fund LP, individually directly holds more than 5% of the shares. Eric Bannasch is the sole managing member of Cadian Capital Management GP, LLC, which is the general partner of Cadian Capital Management, LP. Each entity disclaims beneficial ownership except to the extent any such entity actually exercises voting or investment power with respect to such securities. The address of each such entity is 535 Madison Avenue, 36th Floor, New York, NY 10022.

(15)	Based solely on a Schedule 13G filed on February 12, 2016. According to this filing, FMR LLC has sole dispositive power as to all of the 1,656,329 shares reported as beneficially owned. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal 2015, except for Evergreen IV, L.P. which filed a Form 4 late with respect to three separate transactions: the sale of 7,204 shares on February 27, 2015 and the sale of 7,500 shares on March 6, 2015 (both filed on March 11, 2015), and the sale of 5,868 shares on March 11, 2015 (filed on March 17, 2015).

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 1, 2016. Biographical information with regard to Mr. Faitelson and Mr. Korkus is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position
Yakov Faitelson	40	Chief Executive Officer, President, Co-founder and Chairman of the Board
Ohad Korkus	37	Chief Technology Officer, Co-founder and Director
Gili Iohan	40	Chief Financial Officer
James O’Boyle	51	Senior Vice President of Worldwide Sales
Eric Mann	55	Chief Operating Officer

Executive Officers

Gili Iohan has served as our Chief Financial Officer since 2005. Ms. Iohan is responsible for our finance, accounting and back office operations. Prior to Varonis, she was a partner for six years at NextAge Co. Ltd., a financial services advisory firm. While at NextAge Co. Ltd., Ms. Iohan served as a Chief Financial Officer and Strategic Financial Consultant for several companies, including Varonis. Previously, Ms. Iohan served as a Senior Financial Manager at M-Systems Inc. and held a position at KPMG.

James O’Boyle has served as our Senior Vice President of Worldwide Sales since 2006. Prior to joining Varonis, Mr. O’Boyle held leadership roles at Neoteris/Netscreen (which was acquired by Juniper), BlueCoat Systems, Inc. and Wellfleet/Bay Networks (which was acquired by Nortel).

Eric Mann has served as our Chief Operating Officer since January 2016. Mr. Mann is responsible for leading Varonis’ field operations and customer success programs. Prior to joining Varonis, Mr. Mann served as Vice President of Americas sales at Fortinet, Inc. Mr. Mann also had a long tenure at NetApp, Inc. where he served in a range of sales leadership assignments and ultimately serving as Senior Vice President and General Manager of Americas sales. Prior to NetApp, Mr. Mann served with EMC Corporation for 11 years in a number of sales leadership positions.

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EXECUTIVE COMPENSATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act).

As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The table below sets forth the annual compensation earned during fiscal 2014 and 2015 by our principal executive officer and our next two most highly-compensated executive officers, or our named executive officers or NEOs.

SUMMARY COMPENSATION TABLE

Name and Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Yakov Faitelson President and Chief Executive Officer	2015	380,000	1,045,800	635,319	32,096	10,600(4)	2,103,815
	2014	376,667	__	1,027,578	173,760	10,400	1,588,405
Gili Iohan Chief Financial Officer	2015	276,604	388,440	235,976	22,066	89,760(5)	1,012,846
	2014	299,167	__	387,042	119,460	10,400	816,069
James O’Boyle Senior Vice President of Worldwide Sales	2015	240,000	239,040	145,216	192,718	15,590(6)	832,564
	2014	240,000	__	387,042	193,370	15,422	835,834

(1)	All amounts presented in the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year End 2015 table below are expressed in U.S. Dollars. Certain amounts payable to Ms. Iohan were paid in Israeli Shekels. The exchange rate used for the purpose of the Summary Compensation Table is $1.00 = ₪3.89.

(2)	Represents the grant date fair value of each award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). For a summary of the assumptions made in the valuation of the awards granted in 2015, please see Note 2.l, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and, for awards granted in 2014, please see Note 2.l, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Represents performance-based (i) bonus earned by Mr. Faitelson and Ms. Iohan in respect of company performance in the relevant fiscal year and (ii) annual sales commissions paid to Mr. O’Boyle in the relevant fiscal year. The material terms of the non-equity incentive plan compensation paid to named executive officers in our last completed fiscal year are described below in the section entitled “2015 Bonus Arrangements.”

(4)	Represents Company matching contributions to the 401(k) savings plan.

(5)	Includes $12,978 in aggregate company contributions to pension, severance and Israeli study funds; $562 in Company paid taxes; $63,734 for pay in lieu of accrued but unused vacation; and $10,600 in Company matching contributions to the 401(k) savings plan.

(6)	Includes $4,990 in car allowance and $10,600 in Company matching contributions to the 401(k) savings plan.

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EXECUTIVE OFFER LETTERS AND ARRANGEMENTS

Employment Agreements

Employment Agreements. On February 10, 2014, in connection with our initial public offering, we entered into employment agreements with Messrs. Faitelson and O’Boyle and Ms. Iohan, and, on August 21, 2015, we entered into the current employment agreement with Ms. Iohan.

The current employment agreements with each of Messrs. Faitelson and O’Boyle became effective upon the completion of our initial public offering. According to the employment agreements each executive will receive an annual base salary, initially set at $380,000 for Mr. Faitelson and $240,000 for Mr. O’Boyle, which may be increased during the employment term (but not decreased other than pursuant to an across-the-board reduction that applies to all employees or to senior executives), in the sole discretion of the Compensation Committee. In 2016, the Compensation Committee established a base salary for Mr. Faitelson of $400,000 and a base salary for Mr. O’Boyle of $285,000. With respect to Mr. Faitelson, the employment agreement also provides for an annual target bonus opportunity initially set at $160,000. For 2016, Mr. Faitelson’s annual target bonus opportunity is $350,000. With respect to Mr. O’Boyle, the employment agreement provides for an annual target commission bonus opportunity initially set at $210,000. For 2016, Mr. O’Boyle’s annual target commission bonus opportunity is $285,000. Unless terminated earlier, the employment agreements have an initial term of three years following the effective date, subject to automatic one-year renewals unless either party provides ninety days’ written notice to the other prior to the expiration of the term.

The current employment agreement with Ms. Iohan provides that she will receive a monthly base salary of $19,269, which may be increased during the employment term (but not decreased other than pursuant to an across-the-board reduction that applies to all employees or to senior executives), in the sole discretion of the Compensation Committee. Prior to the effectiveness of the new employment agreement with Ms. Iohan, her annual base salary was set at $302,000. The employment agreement also provides that Ms. Iohan will have an annual target bonus opportunity equal to $110,000. For 2016, Ms. Iohan’s annual target bonus opportunity is $210,000. Unless terminated earlier, the employment agreement has an initial term of three years following the effective date, subject to automatic one-year renewals unless either party provides ninety days’ written notice to the other prior to the expiration of the term.

2015 Bonus Arrangements

Mr. Yakov Faitelson and Ms. Gili Iohan. Mr. Faitelson and Ms. Iohan participated in our 2015 Cash Incentive Plan, which provided the opportunity for each of Mr. Faitelson and Ms. Iohan to earn targeted total bonus compensation in the amount of $160,000 and $110,000, respectively, in the form of quarterly and year-end bonus awards weighted as follows: (i) 90% based on the quarterly achievement of company revenue targets and (ii) 10% based upon individual performance as determined by the Compensation Committee in its discretion. We must achieve the predetermined threshold level of corporate performance before any payments may be made under the plan. The Cash Incentive Plan also provided for no bonus to be paid if our revenues were less than 90% of the target (i.e., a threshold amount below which no bonus would be paid) and for a cap equal to 130% of the target bonus amount to be paid if our revenue performance equaled a “stretch” goal of 130% of the target or more. Based on Company performance, Mr. Faitelson and Ms. Iohan were each awarded bonuses in 2015 in the aggregate amount of $32,096 and $22,066, respectively.

Mr. James O’Boyle. Mr. O’Boyle participated in a 2015 Sales Compensation Plan pursuant to which he was entitled to annual sales commissions based on the revenues, generated with Mr. O’Boyle’s assistance, which we receive from the sale of our products and services worldwide. Pursuant to Mr. O’Boyle’s 2015 Sales Compensation Plan, Mr. O’Boyle had the opportunity to earn an annualized target commission of $210,000 for the year if the annual “collected net revenues target” (as defined in the plan) was met, or a pro-rata portion of his target compensation if annual collected net revenues were below the annual collected net revenues target. For any additional annual collected net revenues in excess of 100% of the annual collected net revenues target, Mr. O’Boyle was entitled to receive 0.35% of any such excess. Pursuant to the 2015 Sales Compensation Plan (as well as prior plans), the performance condition for the sales commission was not met unless related revenues were collected by us; accordingly, Mr. O’Boyle became entitled to receive commission bonus payments with respect to any fiscal year only after we collected the net revenues to which the commission bonus payments relate. Mr. O’Boyle received in 2015 an aggregate amount of commissions equal to $192,718, which represents the sum of (i) $114,933 resulting from collected net revenues under the 2015 Sales Compensation Plan; (ii) $77,612 resulting from collected net revenues under his 2014 Sales Compensation Plan; and (iii) $173 resulting from collected net revenues under his 2013 Sales Compensation Plan. Assuming 100% collection of 2015 net revenues, Mr. O’Boyle would receive an additional amount equal to $78,616 as a commission bonus.

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Pension and Non-Qualified Deferred Compensation Plans

We did not maintain a pension plan or non-qualified deferred compensation plan for any of our NEOs in fiscal year 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon a termination by us without “cause” (as defined in the respective employment agreements) or upon a termination by the executive for “good reason” (as defined in the respective employment agreements) and provided that the executive signs and does not revoke a general release of claims, the executive will be entitled to the following severance benefits: (i) a lump sum payment equal to one times the executive’s base salary and (ii) with respect to Mr. Faitelson and Ms. Iohan, an amount equal to a pro rata portion of the annual bonus that the executive would have earned for the year of termination based on actual performance, and with respect to Mr. O’Boyle, an amount equal to the amount of the annual commissions earned by the executive but not paid prior to the executive’s date of termination. Upon a termination by us without “cause” or upon a termination by the executive for “good reason” within the one-year period following a “change in control” (as defined in the respective employment agreements) and provided that the executive signs and does not revoke a general release of claims, the executive will be entitled to the following enhanced severance benefits: (i) a lump sum payment equal to one and a half times the executive’s base salary, (ii) for Mr. Faitelson and Ms. Iohan, an amount equal to the executive’s target annual bonus for the year of termination and, for Mr. O’Boyle, an amount equal to executive’s target annual commission opportunity for the year of termination to the extent not previously paid, and (iii) immediate vesting of all of the executive’s outstanding equity-based awards (referred to as “double trigger” vesting).

If the executive’s employment is terminated by us for cause (or if the executive resigns without good reason), the executive will not be entitled to any further compensation or benefits other than any accrued but unpaid base salary, reimbursement for any business expenses properly incurred by executive prior to the date of termination and vested benefits, if any, to which the executive may be entitled under the terms of Company’s employee benefit plans as of the date of termination.

The employment agreements with Messrs. Faitelson and O’Boyle provide that in the event that any amount payable to the executive is determined under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in a loss of deduction for the Company under Section 280G of the Internal Revenue Code with respect to “excess parachute payments,” the executive’s payments will be reduced to the amount that would not result in the loss of deduction.

The employment agreements contain standard twelve-month post-termination non-competition and non-solicitation covenants. If the executive breaches any of the restrictive covenants, we are not required to make any of the severance payments listed above and we can require the executive to repay any of the severance payments previously made.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2015

The following table shows information regarding outstanding equity awards held by each named executive officer as of our fiscal year end, December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Yakov Faitelson	176,950	–	1.256	1/15/2019
	52,560	–	1.256	6/25/2019
	68,949	–	1.256	8/5/2019
	7,356	–	8.80	2/27/2022
	28,334	56,666(2)	21.00	8/7/2024
	–	35,000(3)	29.88	2/20/2025
					35,000(4)	658,000
Gili Iohan	7,000	–	1.256	1/15/2019
	30,000	–	1.256	7/8/2019
	20,000	–	1.576	1/14/2020
	30,000	–	1.576	10/7/2020
	25,000	–	1.576	11/7/2020
	7,000	1,000(5)	6.80	5/10/2022
	7,500	4,500(5)	12.47	4/17/2023
	1,313	1,687(3)	39.86	3/21/2024
	9,896	15,104(3)	22.01	5/12/2024
	–	13,000(3)	29.88	2/20/2025
					13,000(4)	244,400
James O’Boyle	2,500	4,000(3)	12.47	4/17/2023
	1,313	1,687(3)	39.86	3/21/2024
	9,896	15,104(3)	22.01	5/12/2024
	–	8,000(3)	29.88	2/20/2025
					8,000(4)	150,400

(1)	Represents the market value of the unvested shares subject to Restricted Stock Units (“RSUs”) based on the closing price of our common stock on December 31, 2015, which was $18.80 per share.

(2)	1/48th of the shares subject to the option vests each month on the same day of the month as the grant date (and if there is no corresponding day, on the last day of the month), subject to Mr. Faitelson continuing to be an employee of ours through each such date.

(3)	25% of the option award vests on the first anniversary of grant, and an additional 1/48th of the shares subject to the option vests at the end of each one month period thereafter, subject to the optionee continuing to be an employee of ours through each such date.

(4)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 29, 2016, subject to the grantee continuing to be an employee of ours through each such date.

(5)	25% of the option award vests on the first anniversary of grant, and an additional 1/16th of the shares subject to the option vests at the end of each three month period thereafter, subject to the optionee continuing to be an employee of ours through each such date.

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DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Kevin Comolli	35,000	134,000		169,000
John J. Gavin Jr.	40,000	134,000		174,000
Thomas F. Mendoza	18,750	170,000	(1)	188,750
Ofer Segev	21,750	134,000		155,750
Rona Segev-Gal	27,000	134,000		161,000
Erez Shachar(2)	7,250	-		7,250
Fred Van Den Bosch	29,000	134,000		163,000

__________________

(1)	In connection with his appointment to the Board on June 1, 2015, Mr. Mendoza was granted an RSU award in the amount of $170,000 that vests with respect to 1/12 of the RSUs upon the end of each calendar month following the date of the grant, subject to Mr. Mendoza’s continued service on the Board.

(2)	Mr. Shachar resigned as a member of the Board effective February 26, 2015.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings. None of our employee directors receives additional compensation for his service on the Board.

Non-employee directors receive the following cash compensation for Board and Board committee services, as applicable, paid on a quarterly basis:

•	$25,000 per year for service as a Board member;

•	$15,000 per year for service as the chair of the Audit Committee and $4,000 per year for service as a member (other than as chair) of the Audit Committee; and

•	$10,000 per year for service as the chair of the Compensation Committee and $2,000 per year for service as a member (other than as chair) of the Compensation Committee.

In addition, each non-employee director is also entitled to receive a RSU grant for shares of our common stock in the amount of $134,000 every year following the date of our Annual Meeting of Stockholders. Each such RSU will vest with respect to 1/12 of the RSUs upon the end of each calendar month following the date of the grant, subject to the director’s continued service on the Board.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of our common stock subject to outstanding stock options and RSUs under our 2013 Omnibus Equity Incentive Plan (the “2013 Plan”) and our 2005 Stock Plan, as amended, the weighted average exercise price of outstanding stock options and the number of shares remaining available for future grants under the 2013 Plan and for future purchases under our 2015 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2015. Future grants may not be made pursuant to the 2005 Stock Plan. In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock, our Compensation Committee will make appropriate adjustments to (i) under our 2013 Plan, the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available and (ii) under our ESPP, the number and class of shares or other securities that are reserved for issuance and the option price.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(1)(2)
Equity compensation plans approved by security holders	3,475,496	$14.239	513,502(3)
Equity compensation plans not approved by security holders	-	-	-
Total	3,475,496	$14.239	513,502

_______________

(1)	The Company initially reserved 1,904,633 shares of common stock for issuance under the 2013 Plan. The number of shares of common stock available for issuance under the 2013 Plan was increased on January 1, 2016, and will be increased each January 1 thereafter, by four percent (4%) of the number of shares of our common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each increase will be limited to the number of shares of common stock necessary to bring the total number of shares of our common stock available for grant and issuance under the 2013 Plan to five percent (5%) of the number of shares of common stock issued and outstanding on each such December 31. On January 1, 2016, the share reserve under the 2013 Plan was automatically increased by 1,042,766 shares.

(2)	The Company initially reserved 500,000 shares of common stock for purchase under the ESPP. The number of shares of common stock available for issuance under the ESPP was increased on January 1, 2016, and will be increased each January 1 thereafter, by an amount equal to the lesser of (i) one percent (1%) of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each such increase will be limited to the number of shares of common stock necessary to bring the total number of shares of common stock available for issuance under the ESPP to two percent (2%) of the number of shares of common stock issued and outstanding on each such December 31, or (ii) 400,000 shares of common stock. On January 1, 2016, the share reserve under the ESPP was automatically increased by 21,383 shares.

(3)	Represents, as of December 31, 2015, 13,502 shares of common stock that remained available for issuance under the 2013 Plan and 500,000 shares of common stock that remained available for purchase under the ESPP.

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TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with certain current executive officers. See “Executive Compensation.”

We have also entered into indemnification agreements with certain directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, 5% stockholders, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, 5% stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider all facts and information that is available and deemed relevant by the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Varonis stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us by contacting our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, or (877) 292-8767.

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OTHER MATTERS

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and be received by our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, no later than the close of business on November 24, 2016, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. If, however, our 2017 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of our 2016 Annual Meeting of Stockholders, then the deadline is a reasonable amount of time before we begin to print and mail the Proxy Statement for the 2017 Annual Meeting of Stockholders.

If you wish to submit a proposal (including a director nomination) at the 2017 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our General Counsel not later than the close of business on February 17, 2017 nor earlier than the close of business on January 18, 2017. The notice must contain certain information as specified in our bylaws. If, however, our 2017 Annual Meeting of Stockholders is called for a date that is not within 25 days before or after the anniversary of our 2016 Annual Meeting of Stockholders, then the deadline is not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

___ ___ ___ ___ ___ ___ ___ ___ ___

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Stockholders may contact the Board by writing to them c/o our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, and such mail will be forwarded to the director or directors, as the case may be.

By Order of the Board of Directors

/s/ Yakov Faitelson

Yakov Faitelson

Chief Executive Officer, President

and Chairman of the Board

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Varonis Systems, Inc., Attn: Legal Department, 1250 Broadway, 29th Floor, New York, NY 10001.

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